Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement of Capital Bank Financial Corp. of our report dated February 26, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Capital Bank Financial Corp. for the year ended December 31, 2015.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Fort Lauderdale, Florida
October 26, 2016